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                                                                 EXHIBIT 10.30.5

                                                                       EXECUTION

                                    AGREEMENT

            This AGREEMENT (this "Agreement"), entered into as of the 25th day of August 2004, by and between Oak Street Mortgage LLC ("Oak Street") and Friedman, Billings, Ramsey & Co., Inc. ("FBR"), recites and provides as follows:

                                    RECITALS

            WHEREAS, Oak Street has entered into that certain master repurchase agreement, dated as of August 25, 2004 (including the pricing letter relating thereto, the "Master Repurchase Agreement"), between Oak Street, as seller, and CDC Mortgage Capital, Inc., as buyer ("CDC"), pursuant to which Oak Street agrees to sell, from time to time, to CDC certain mortgage loans; and

            WHEREAS, Oak Street intends to enter into securitization transactions, and Oak Street and FBR intend that FBR advise Oak Street and/or participate in certain securitization transactions for a fee to be negotiated at the time of such transactions, and in consideration of furthering this proposed business plan, FBR has agreed to enter into an agreement for the purchase of mortgage loans, dated as of August 25, 2004 (the "MLPA") with CDC;

            WHEREAS, the execution of the MLPA by FBR was necessary to induce CDC to enter into the Master Repurchase Agreement;

            NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Indemnity; Reimbursement.

            Oak Street hereby agrees to hold FBR, its affiliates and their present and former respective officers, directors, employees, agents, advisors and other representatives (each, an "Indemnified Party") harmless from, and indemnify any such party against any cost, liability, loss, damage, judgment, expense of any payment imposed on, incurred by or asserted against FBR in connection with its execution of the MLPA or any transaction related to such MLPA, the Master Repurchase Agreement and any related transactions. Oak Street also agrees to reimburse any Indemnified Party as and when billed by such Indemnified Party for all costs and expenses reasonably incurred by such Indemnified Party in connection with its execution of the MLPA or any transaction related to such MLPA, the Master Repurchase Agreement and any related transactions, including without limitation the fees and disbursements of its counsel.

            2. Agreements of Oak Street.

      NOTICES

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            (a) Oak Street hereby agrees to provide to FBR any and all notices, certificates, financial statements, and any other written information provided to CDC pursuant to or in connection with the Master Repurchase Agreement.

            (b) Oak Street shall provide notice to FBR of any Default or Event of Default under the Master Repurchase Agreement immediately upon the occurrence of such Default or Event of Default.

      Rights upon Default or Event of Default under Master Repurchase Agreement

            (a) Upon the occurrence of a Default or an Event of Default under the Master Repurchase Agreement, Oak Street agrees not to sell additional Purchased Assets to CDC without the prior written consent of FBR.

            (b) Oak Street agrees that, upon payment of the Purchase Price (as defined in the MLPA) by FBR to CDC, FBR shall have all rights and remedies conferred upon CDC under the Master Repurchase Agreement in the event of a Default or an Event of Default.

      Representations and Warranties

            (a) Oak Street hereby makes each of its representations, warranties and covenants made under the Master Repurchase Agreement and the Custodial and Disbursement Agreement to FBR with same force and effect as if such representations, warranties and covenants were set forth herein.

      Covenants

            (a) Oak Street agrees that it will not enter into any amendment, extension, waive or modification of either the Master Repurchase Agreement or the Custodial and Disbursement Agreement without the prior written consent of FBR.

            (b) Oak Street agrees that it will not delegate, assign or transfer the servicing with respect to the Purchased Assets to any entity without the prior written consent of FBR (which consent shall not be unreasonably withheld).

      Market Value and Margin Calls

            (a) On any date, FBR may notify Oak Street, either orally or in written form, of its determination of Market Value for the Purchased Assets then subject to a Transaction relating to the Master Repurchase Agreement.

            (b) Oak Street agrees that it will not sell Purchased Assets to CDC under the Master Repurchase Agreement if, upon effecting such transfer, a Margin Deficit would exist under the Master Repurchase Agreement, determined using FBR's determination of Market Value.

            (c) If, on any date, FBR determines that a Margin Deficit exists, determined using FBR's determination of Market Value, Oak Street agrees transfer to CDC or its designee cash to

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be applied to reduce the Purchase Price (as such term is defined in the Master
Repurchase Agreement) with respect to all outstanding Transactions such that the aggregate Asset Value of the Purchased Assets will equal or exceed the aggregate Purchase Price for all outstanding Transactions, in each case using FBR's determination of Market Value.

            3. Representations and Warranties of Oak Street.

            (a) No Breach. Neither (a) the execution and delivery of this Agreement nor (b) the consummation of the transactions therein contemplated to be entered into by Oak Street in compliance with the terms and provisions thereof will conflict with or result in a breach of the organizational documents of Oak Street or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which Oak Street or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to the Repurchase Documents) upon any Property of Oak Street or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

            (b) Action. Oak Street has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under this Agreement to which it is a party, as applicable; the execution, delivery and performance by Oak Street of this Agreement has been duly authorized by all necessary corporate or other action on its part; and this Agreement has been duly and validly executed and delivered by Oak Street and constitutes a legal, valid and binding obligation of Oak Street enforceable against Oak Street in accordance with its terms.

            (c) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by Oak Street of this Agreement or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Repurchase Documents.

            4. Representation, Warranty and Agreement of FBR

            (a) FBR hereby affirms that it currently intends to renew the NASD Revolving Subordinated Loan Agreement, between Friedman, Billings, Ramsey Group, Inc. and FBR (the "Subordinated Loan Agreement"), at least 45 days prior to January 31,2005 to a term ending not earlier than October 1,2005.

            (b) If the Termination Date or default under the Repurchase Agreement occurs prior to August 26, 2005, due solely to the expiration, prepayment of, or a failure by FBR to extend or renew, the Subordinated Loan Agreement, FBR shall pay to Oak Street (or reduce amounts to which it is otherwise entitled to payment from Oak Street hereunder by) the amount equal to $375,000 times a fraction, the numerator of which is the number of days between the date of such default or early termination and August 26, 2005, and the denominator of which is 365.

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            5. Definitions.

            Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Master Repurchase Agreement.

            6. Relationship of the Parties.

            Nothing herein contained shall be deemed or construed to create a partnership of joint venture between the parties.

            7. Notices.

            Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, return receipt requested, or transmitted by telecopier, and confirmed in writing, to the parties hereto as follows (or to such other addresses or telecopier numbers as either party hereto may hereafter furnish to the other party):

                  If to Oak Street:

                  Oak Street Mortgage LLC
                  11595 N. Meridian Street
                  Suite 400
                  Carmel, IN 46032
                  Attn: Craig L. Royal,
                  Chief Financial Officer
                  Telecopier No: (317) 805-3151
                  Telephone No: (317) 805-3114
                  Email: croyal@oakstreetmortgage.com

               If to the FBR:

                  Friedman, Billings, Ramsey & Co, Inc.
                  1001 Nineteenth Street North, 7th Floor
                  Arlington, Virginia 22209
                  Attention: Russ Albers
                  Telecopier No: (703)312-1709
                  Telephone No: (703) 469-1254
                  Email: ralbers@fbr.com

            8. Survival.

            Each of the representations and warranties of Oak Street referred to in Section 2 and stated in Section 3 shall survive the termination of the Master Repurchase Agreement and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on any closing documents.

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            9. Binding Effect.

            This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

            10. Further Assurances.

            At any time, and from time to time after the Closing Date, upon FBR's reasonable request, Oak Street shall do, execute, acknowledge and deliver, and shall cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required in order to better effectuate the purposes of this Agreement and any rights conferred hereby.

            11. Governing Law; Waiver of Jury Trial.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF THE NEW YORK, NOTWITHSTANDING THE NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

            EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            12. Counterparts.

            This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one in the same instrument.

            13. Confidentiality.

            Except as may be required by law (including disclosures required in connection with any filing with the United States Securities and Exchange Commission), FBR and Oak Street shall treat as confidential and shall not disclose to any third party (and shall cause their affiliates to treat as confidential and not to disclose to any third party), except for Oak Street's employees and agents and Oak Street's legal counsel, auditors and accountants, the agreements set forth in this Agreement and the Master Repurchase Agreement.

            14. Severability.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid or unenforceable, then, to the extent permitted by law, the invalidity of any such covenant, agreement, provision or term shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

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            15. Binding Effect; No Assignment.

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by Oak Street without the prior written consent of FBR. This Agreement may be assigned by FBR without the consent of Oak Street.

            16. Amendments and Waivers.

            This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of each of the parties hereto or, in the case of a waiver, by an authorized representative of the party hereto waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

            17. Headings and Captions.

            All headings or captions contained in this Agreement are for convenience only, shall not be deemed to be a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

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            IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the day and year first above written.

                                   OAK STREET MORTGAGE LLC

                                   By: /s/ Craig Royal
                                       ----------------------------------------
                                       Name: Craig Royal
                                       Title: Chief Financial Officer

                                   FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                   By: /s/ Richard J. Hendrix
                                       ----------------------------------------
                                       Name: Richard J. Hendrix
                                       Title: President and Chief Operating
                                              Officer

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